SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 25, 2005

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On March 25, 2005, at the request of Wal-Mart Stores, Inc. (the “Company”), Thomas M. Coughlin resigned from the Board of Directors (the “Board”) of the Company. At the time of his resignation, Mr. Coughlin was a member of the Board’s Strategic Planning and Finance Committee, Executive Committee and Stock Option Committee.

The Company’s request for Mr. Coughlin’s resignation arose from a disagreement between Mr. Coughlin and the Company concerning the results of a recent internal investigation into the alleged unauthorized use of corporate-owned gift cards and personal reimbursements that appear to have been obtained from the Company through the reporting of false information on third-party invoices and Company expense reports. The amount in controversy is estimated to be in the range of $100,000 to $500,000.

Based on the results of the Company’s internal investigation, including Mr. Coughlin’s response to questions concerning his knowledge of certain transactions, the Company promptly reported the results of its investigation to the United States Attorney for the Western District of Arkansas and requested that all appropriate action be taken with respect to the reported matters. The Company thereafter provided the results of its investigation to federal officials and is cooperating with them in connection with their further review of these matters.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

17.1 Resignation Letter of Thomas M. Coughlin dated March 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2005

WAL-MART STORES, INC.

By:	/s/ Thomas A. Mars
Thomas A. Mars
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
17.1	Resignation Letter of Thomas M. Coughlin dated March 25, 2005.